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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 16, 2001 (except for note 19 b, as to which the date is August 23, 2001) included in Fox Entertainment Group, Inc's Form 10-K for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Los Angeles, California
April 8, 2002